Exhibit 10.3

FIRST AMENDMENT TO ADVISORY AGREEMENT

This FIRST AMENDMENT TO ADVISORY AGREEMENT (this “Amendment”) is made as of June 16, 2017, by and among American Realty Capital Healthcare Trust III, Inc., a Maryland corporation (the “Company”), American Realty Capital Healthcare Trust III Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and American Realty Capital Healthcare III Advisors, LLC, a Delaware limited liability company (the “Advisor”).

RECITALS:

WHEREAS, the Company, the Operating Partnership, and the Advisor are parties to that certain Advisory Agreement dated as of August 20, 2014 (the “Advisory Agreement”);

WHEREAS, the Company, the Operating Partnership, ARHC TRS Holdco III, LLC (“Holdco Seller”), Healthcare Trust Inc. (“HTI”), Healthcare Trust Operating Partnership, L.P. (“HTI’s Operating Partnership”), and ARHC TRS Holdco II, LLC (“Holdco Buyer”) have entered into that certain Purchase Agreement dated as of even date herewith (the “Purchase Agreement”), whereby the Company, through the Operating Partnership and Holdco Seller, has agreed to sell substantially all of its assets to Healthcare Trust Inc., through HTI’s Operating Partnership and Holdco Buyer (the “Sale”), as more particularly described in the Purchase Agreement;

WHEREAS, the Sale is subject to the approval of the Company’s stockholders and such closing, if the stockholder approval is obtained, is expected to take place in August, 2017; and

WHEREAS, the Company, the Operating Partnership, and the Advisor wish to amend the Advisory Agreement to set forth the post-closing services to be provided by the Advisor.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          Services. Notwithstanding anything in the Advisory Agreement to the contrary, the Advisor hereby agrees, from the Closing under the Purchase Agreement until the liquidation of the Company (which is expected to be fourteen (14) months after such Closing) to provide financial, legal, SEC-related, and other services to the Company and the Operating Partnership, for the purposes of (i) winding down the Company, (ii) executing the plan of liquidation, and (iii) making two or more distributions to the Company’s stockholders in liquidation (the “Post-Closing Services”).

2.          Fees. In consideration of the Post-Closing Services, the Company shall cause to be paid to the Advisor those certain transition services fees and certain of those administrative expense reimbursements, as more particularly described in Sections 4(a)(ii) and (iii) of that certain Letter Agreement of even date herewith regarding the reimbursement of excess organization and offering expenses and excess oversight expenses (the “Letter Agreement”), which amounts (by separate agreement) shall be applied upon such Closing as an offset to the Excess Amount set forth in the Letter Agreement. No fees shall be paid to Advisor following the Closing under the Purchase Agreement, other than as set forth in this Section 2.

3.          Properties not Purchased by HTI. In the event that the Company does not sell one or more of its properties as a result of the provisions of Section 10.11 (Eminent Domain; Condemnation) and/or Section 10.12 (Risk of Loss) of the Purchase Agreement, the Advisor agrees, at that time, to enter into a property management agreement with (i) the local property manager for the affected property(ies) and/or (ii) American Realty Capital Healthcare III Properties, LLC in order to manage the property(ies) subject to Section 10.11 and/or Section 10.12 of the Purchase Agreement.

4.          Termination. Notwithstanding anything in this Amendment, in the event of a termination under Article 9 of the Purchase Agreement, this Amendment shall be null and void.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Advisory Agreement as of the Effective Date.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

By:	/s/ W. Todd Jensen
Name:	W. Todd Jensen
Title:	President and Interim Chief Executive Officer

AMERICAN REALTY CAPITAL HEALTHCARE III OPERATING PARTNERSHIP, L.P.

By: American Realty Capital Healthcare Trust III, Inc., its General Partner

By:	/s/ W. Todd Jensen
Name:	W. Todd Jensen
Title:	President and Interim Chief Executive Officer

AMERICAN REALTY CAPITAL HEALTHCARE III ADVISORS, LLC

By:	/s/ Jesse C. Galloway
Name:	Jesse C. Galloway
Title:	Authorized Signatory

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